NSAR ITEM 77O
July 1, 2003 - December 31, 2003
Van Kampen Equity Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1             Ipass Inc.     CSFB       500        0.007%        7/23/03

    2           Amphenol      Merrill Lynch 3,800      0.044%        8/15/03

    3  Carter Holding Inc.    Goldman Sachs   700      0.011%       10/23/03

    4    Overnite Corporation   CSFB        3,000      0.012%       10/30/03


Underwriters for #1
Morgan Stanley
SG Cowen
Credit Suisse First Boston
Thomas Weisel Partners LLC

Underwriters for #2
Citigroup
Merrill Lynch & Co.
Morgan Stanley
Lehman Brothers
UBS Investment Bank
Deutsche Bank Securities
JPMorgan
Thomas Weisel Partners LLC

Underwriters for #3
Goldman Sachs & Co
Banc of America Securities LLC
Credit Suisse First Boston Corp
Morgan Stanley
Morgan Keegan & Co.
Muriel Siebert & Co. Inc.
Sustrust Capital Markets
US Bancorp Piper Jaffray

Underwriters for #4
Credit Suisse First Boston Corp
Morgan Stanley
Citigroup
Banc of America Securities LLC
JP Morgan Securities
Merrill Lynch & Co.